Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of $500,000,000 aggregate principal amount of 4.150% Senior Notes due 2025, registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-187493) filed on March 25, 2013, other than underwriting discounts and commissions, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$50,271.45
Accounting Fees and Expenses	40,000.00
Printing Expenses	20,000.00
Legal Fees and Expenses	190,000.00
Blue Sky Fees and Expenses	10,000.00
Rating Agency Fees and Expenses	650,000.00
Miscellaneous Expenses	100,000.00
Total	$1,060,271.45